Exhibit 10.1

FIRST NATIONAL BANCSHARES, INC.

AMENDMENT TO THE STOCK WARRANT AGREEMENT

August 15, 2005

          WHEREAS, on February 10, 2000, First National Bancshares, Inc. (the “Company”), a South Carolina corporation and the holding company for First National Bank of the South (the “Bank”), issued to the person identified below Warrants (the “Warrants”) to purchase the number of shares set forth below, representing two shares of common stock for every three shares of common stock purchased by the Warrant Holder in the Company’s initial public offering, in consideration of the financial risk associated with Warrant Holder’s investment in the Company during its organizational stage and the time, expertise and continuing involvement of the Warrant Holder in the management of the Bank.

          WHEREAS, the Warrants issued to the Warrant Holder are evidenced by a warrant agreement (the “Warrant Agreement”) between the Company and the Warrant Holder.

          WHEREAS, the Company now desires to amend the terms of the Warrant Agreement to extend the exercise period of the Warrants upon the death or disability of the Warrant Holder.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	Paragraph 6(a) of the Warrant Agreement shall be deleted in its entirety and the following inserted in its place:

Warrant Holder shall exercise all of Warrant Holder’s then exercisable Warrants within 120 days of the date that Warrant Holder ceases to serve the Company or any of its banking subsidiaries as an executive officer or director, or the then exercisable Warrants shall terminate; provided that such 120 day period shall be extended to one year if the cessation of service was a result of the Warrant Holder’s death or disability.  In the event the Warrant Holder fails to exercise any of the Warrants referred to in this subparagraph within the specified day period, such Warrants shall be forfeited.

2.	Except as amended by paragraph 1 above, the terms of the Warrant Agreement are hereby affirmed.

3.	Except as otherwise provided, all terms herein shall have the meanings ascribed thereto in the Warrant Agreement.

          IN WITNESS WHEREOF, the Company has executed and the Warrant Holder has accepted this amendment as of the date and year first above written.

FIRST NATIONAL BANCSHARES, INC.

By:

President
(CORPORATE SEAL)
Attest:

Secretary

WARRANT HOLDER:

By:

Signature

Print Name

Number of Shares